UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below with respect to the Purchase Agreement, as amended, and the Registration Rights Agreement, in each case, as defined in Item 2.01, is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 17, 2017, Gulfport Energy Corporation (the “Company”), through its wholly-owned subsidiary SCOOP Acquisition Company, LLC (“SCOOP”), completed its acquisition (the “Acquisition”) of certain assets (the “Assets”) from Vitruvian II Woodford, LLC, an unrelated third-party seller (the “Seller”), under its previously reported Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Seller, the Company and SCOOP, dated as of December 13, 2016, as amended and supplemented by that certain Closing Agreement and Amendment, dated as of February 17, 2017, by and among the Seller, the Company and SCOOP. The aggregate consideration for the Acquisition was approximately $1.85 billion, consisting of $1.35 billion in cash, subject to certain adjustments, and approximately 23.9 million shares of the Company’s common stock (of which approximately 5.3 million shares are subject to the indemnity escrow (the “Private Shares” and the issuance of such shares, the “Stock Issuance”). The Company funded the cash portion of the purchase price for the Acquisition with the net proceeds from its previously reported December 2016 common stock and notes offerings and cash on hand.

The material terms of the Purchase Agreement and a description of the Assets were reported under the heading “Purchase Agreement” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2016 and are incorporated herein by reference.

In connection with the closing of the Acquisition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Seller, pursuant to which the Company agreed to file a shelf registration statement (to the extent not previously filed), and use its reasonable best efforts to cause such shelf registration statement to become effective no later than the 60th day after the effective date of the Registration Rights Agreement, with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the resale of the Private Shares and any shares of common stock of the Company that may be issued or distributed in respect of such Private Shares upon certain events (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company has also agreed to provide certain demand and piggyback registration rights to the Seller. The Registration Rights Agreement contains certain other customary terms and conditions for a transaction of this type. The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above regarding the Stock Issuance is incorporated by reference into this Item 3.02. The shares of the Company’s common stock issued to the Seller in the Acquisition were issued in reliance upon the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, as sales by an issuer not involving any public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above regarding the Registration Rights Agreement is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Information required by this Item 9.01(a) was previously filed by the Company in its Current Report on Form 8-K, filed with the SEC on December 15, 2016.

(b)	Pro Forma Financial Statements.

Information required by this Item 9.01(b) was previously filed by the Company in its Current Report on Form 8-K, filed with the SEC on December 15, 2016.

(d)	Exhibits

Number	Exhibit

4.1	Registration Rights Agreement, dated as of February 17, 2017, by and between Gulfport Energy Corporation and Vitruvian II Woodford, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION
Date: February 24, 2017	By:	/s/ Keri Crowell

Keri Crowell Chief Financial Officer

Exhibit Index

Number	Exhibit

4.1	Registration Rights Agreement, dated as of February 17, 2017, by and between Gulfport Energy Corporation and Vitruvian II Woodford, LLC.